Exhibit 23.2

[BDO LETTERHEAD]

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-3 (SEC File Nos. 333-123401 and 333-115033), and on Form S-8 (SEC File Nos. 333-108672 and 333-108673) of Elixir Gaming Technologies, Inc. (formerly VendingData Corporation) of our report dated March 22, 2007, included in this amendment No. 1 to the Annual Report on Form 10-KSB/A for the year ended December 31, 2006.

/s/ BDO Kendalls Audit & Assurance (VIC) Pty LTD

Melbourne, Austrailia

November 12, 2007